EXHIBIT 99.1

           EDUCATIONAL DEVELOPMENT CORPORATION ANNOUNCES RECORD SALES

TULSA,  Okla - March 11, 2004 -  Educational  Development  Corporation  (NASDAQ:
EDUC) announces preliminary sales results for the fiscal year ended February 29, 2004, of $28,752,000 an increase of 15.6% over last year. The Company was led by the Home Business Division which recorded a 23% increase over last year. The Publishing Division recorded a small decline of 2%.

The Company has repurchased 78,000 shares of its common stock in the last 30 days, including 70,000 shares of 401(k) conversions and options exercised by former employees under the share buy back program authorized by the Board of Directors. The Company believes the stock is undervalued and will continue to make purchases in selected situations.

The Company has begun the initial work to add 20,000 square feet to the operating facility. The additional warehouse space will increase the facility to 100,400 square feet and is scheduled to be completed in June.

Contact:

         Educational Development Corporation
         Randall White, 918/622-4522